Exhibit 10.1

THIS NOTE AMENDS AND CONTINUES THAT DEBT OBLIGATION EVIDENCED BY THAT CERTAIN BALLOON PROMISSORY NOTE DATED DECEMBER 4, 2007 IN THE ORIGINAL PRINCIPAL SUM OF SIX MILLION AND 00/100 DOLLARS ($6,000,000.00 U.S.) TO SUNSHINE MORTGAGE INVESTORS, INC. HAVING AN OUTSTANDING PRINCIPAL BALANCE OF FIVE MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS ($5,250,000.00 U.S.).

$5,250,000.00 U.S.

Jefferson County, Colorado

Effective as of July 5, 2008

THIS IS A BALLOON NOTE AND THE FINAL PRINCIPAL PAYMENT OR THE PRINCIPAL BALANCE DUE UPON MATURITY IS $5,000,000.00 U.S. TOGETHER WITH ACCRUED INTEREST AND ALL ADVANCEMENTS.

AMENDED BALLOON PROMISSORY NOTE

For value received, the undersigned, VCG HOLDING CORP., a Colorado corporation, with an address of 390 UNION BLVD., SUITE 540, LAKEWOOD, CO 80228 (herein “Maker” or “Makers”), hereby promises to pay to the order of SUNSHINE MORTGAGE INVESTORS, INC., whose address is 780 N.E. 69TH STREET, APT. 2209, MIAMI, FL 33138, (hereinafter referred to along with each subsequent holder or holders of this Promissory Note, as “Holder”), the principal sum of FIVE MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS ($5,250,000.00 U.S.), with interest thereon from the date or dates of disbursement of the aforesaid principal sum, to be paid in lawful money of the United States of America, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment.

Interest shall accrue to the outstanding principal balance of this Promissory Note (“Note”) at a rate equal to FOURTEEN percent (14.0%) per annum. Interest shall be computed on the basis of actual number of days per year for the actual number of days outstanding.

Interest only shall be payable on the 5th day of each month commencing on the 5th day of AUGUST, 2008, and continuing on the 5th day of each month thereafter until maturity.

Principal in the sum of TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000.00 U.S.) shall be payable on the 5th day of JULY, 2009.

Principal and all remaining accrued interest shall be due and payable in full on the 5th day of DECEMBER, 2011 (the “Maturity Date”).

Promissory Note	1	Initials /s/ TL _____

The payment of this Note is secured by Escrow and Pledge Agreements, and Deeds of Trust and Mortgages from Guarantors of this Note encumbering SIX (6) parcels of real property, recorded or to be recorded in the Public Records of Jefferson County, Kentucky, Arapahoe County, Colorado, Denver County, Colorado, St. Clair County, Illinois, Tarrant County, Texas and Maricopa County, Arizona, and common stock of the Borrower, and Kenja II, Inc., a Florida corporation, together with such other instruments now or hereafter executed by Maker in favor of Holder, or contemplated to be executed by Maker in favor of Holder in connection with the loan evidenced by this Note (“Security Documents”). Any default by Maker under the terms and conditions of the Security Documents shall constitute a default hereunder.

In the event that title searches of the aforesaid properties reveal liens undisclosed to Holder on the Real Estate Schedule previously delivered by Maker, the Maker shall pay down an amount equivalent to said additional liens within thirty (30) days of receipt of the title search(es), failure of which shall constitute a default hereunder.

Payments received under this Note shall be applied (a) first to late charges and sums due and payable under this Note and the Security Documents other than principal or interest such order as Holders may determine; (b) second, to accrued and unpaid interest; and (c) third, to principal.

I will make my monthly payments as follows: U.S. $61,250.00 to SUNSHINE MORTGAGE INVESTORS, INC., whose address is 780 N.E. 69TH STREET, APT. 2209, MIAMI, FL 33138. Notwithstanding the foregoing, the monthly payment shall be adjusted upon prepayments.

If (a) Maker fails to pay, in full, in good cleared funds, within five (5) days of when due, any installments of principal, interest or any other sums payable under this Note; (b) Maker fails to otherwise strictly perform, comply with and abide by all Maker’s other agreements and covenants in this Note; or (c) Maker defaults in the performance of its obligations, covenants or agreements under the Security Documents, then the entire principal sum outstanding and all accrued interest shall at once become due and payable, without notice, at the option of the Holder of this note. Failure to exercise this option shall not constitute a waiver of the right to exercise the same at any other time. The principal of this Note, and any part thereof, and all accrued interest, if any, shall bear interest at the maximum legal rate of interest chargeable under applicable law after maturity or default until paid. In the event there is no maximum rate applicable or in the event such maximum rate is otherwise indeterminable, it is agreed that such rate shall be eighteen percent (18%) per annum. All parties liable for the payment of this Note agree to pay Holders hereof reasonable attorneys’ fees (including appeals) for the services of counsel employed after maturity or default to collect this Note, or to protect or enforce the security hereto, whether or not suit is brought.

If Maker fails to pay any installment of principal or interest or any other sum payable under this Note within five (5) days of when the same is due, then the Holder shall be entitled to collect a “Late Charge” in the amount of $500.00 to cover the reasonably anticipated additional costs of handling late payments. Acceptance of any Late Charge shall not constitute a waiver of any default and shall not prevent Holder from exercising any other rights of Holder under this Note or the Security Documents.

Promissory Note	2	Initials /s/ TL _____

I have the right to make payments of principal at any time before they are due. A payment of principal only is known as a “prepayment.” When I make a prepayment, I will tell the Note Holders in writing that I am doing so. I may make a full prepayment or partial prepayments without paying any prepayment charge. The Note Holder will use all of my prepayments to reduce the amount of principal that I owe under this Note. If I make a partial prepayment, there will be no changes in the due date or in the amount of my monthly interest payment unless the Note Holder agrees in writing to those changes.

Nothing herein contained, nor any transaction related hereto, shall be construed or so operate to require Makers or any other person liable for repayment of same, to pay interest at a greater rate than is lawful in such case to contract for, or to make any payment, or to do any act contrary to law. Should any interest or other charges paid in connection with the loan evidenced by this Note by Maker or any parties liable for the payment of this Note result in the computation or earning of interest in excess of the maximum rate of interest which is legally permitted under the laws of the State of Florida, then any and all excess shall be and the same is hereby waived as interest by Holder hereof, and any and all such excess paid shall be automatically credited first against and in reduction of the principal balance due under this Note or, at the option of Maker, paid by Holder to the Maker or any parties liable for the payment of this Note.

If any clause or provision herein contained shall be unenforceable under applicable law, in whole or in part, then such clause or provision or part thereof shall only be inoperative as though not contained herein and the remainder of this Note shall remain operative and in full force and effect.

The remedies of Holder, as provided herein and in the Security Documents, shall be cumulative and concurrent and may be pursued singularly, successively, or together at the sole discretion of Holders and may be exercised as often as occasion therefore shall arise. No act of omission or commission of Holders, including specifically any failure to exercise any right, remedy or recourse shall be effective unless it is set forth in a written document executed by Holders and then only to the extent specifically recited therein. A waiver or release with reference to one event shall not be construed as a bar to or as a waiver or release of any subsequent right, remedy, or recourse as to any subsequent event.

Makers and all sureties, endorsers and guarantors of this Note hereby (a) waive demand, presentment for payment, notice of nonpayment, protest, notice of protest, and all other notices, filing of suit, and diligence in collecting this Note, in enforcing any of the security rights or in proceeding against any of the property covered by the Security Documents; (b) agree that Holder shall not be required first to institute any suit or to exhaust his, their or its remedies against Maker or any other person or party to become liable hereunder or against the mortgaged property in order to endorse payment of this Note; (c) consent to any extension, rearrangement, renewal, or postponement of time of payment of this Note and to any other indulgence with respect thereto without notice, consent or consideration to any of them; and (d) agree that, notwithstanding the occurrence of any of the foregoing (except the express written release by Holder of any such person), they shall be and remain jointly and severally, directly, and primarily liable for all sums due under this Note, and the other Security Documents.

Promissory Note	3	Initials /s/ TL _____

In the event of any sale, transfer, conveyance or encumbrance of the property encumbered by the Security Documents securing this Note or any interest therein, or the sale, conveyance or pledge of any interest of Maker to any other entity, individual, firm, partnership or corporation, the entire principal indebtedness hereunder, together with any and all interest accrued thereon, shall become due and payable immediately.

Whenever used in this Note, the singular number shall include the plural, the plural, the singular, and the masculine shall include the feminine and the neuter, and the words “Maker”, “Co-Maker” and “Holder” shall be deemed to include Maker, Co-Maker and Holder named in the opening paragraph of this Note and their respective successors and assigns, if any. It is expressly understood and agreed that Holder shall never be construed for any purpose as a partner, joint venturer, co-principal, or associate of Maker, Co-Maker, or of any person or party claiming by, through, or under Maker or Co-Maker in the conduct of their respective businesses.

This Note is executed and delivered in the State of Florida and shall be construed by and enforced in accordance with the laws of the State of Florida.

MAKER AND HOLDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, THE MORTGAGE, THE COMMITMENT OR ANY OF THE OTHER SECURITY DOCUMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENTFOR THE HOLDER EXTENDING CREDIT TO MAKER.

THIS IS A BALLOON NOTE SECURED BY SECURITY DOCUMENTS AND THE FINAL PRINCIPAL PAYMENT OR THE PRINCIPAL BALANCE DUE UPON MATURITY IS $5,000,000.00 TOGETHER WITH ACCRUED INTEREST AND ALL ADVANCEMENTS.

[INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE FOLLOWS]

Promissory Note	4	Initials /s/ TL _____

IN WITNESS WHEREOF, this Mortgage has been executed on the date first above written.

Signed, sealed and delivered in the presence of:	“MAKER”
VCG HOLDING CORP., a Colorado corporation

	By:	/s/ Troy Lowrie
/s/ Tenicia Bradley	Name:	Troy Lowrie
Print Name: Tenicia Bradley	Title:	Chief Executive Officer

/s/ Karen Stenson
Print Name: Karen Stenson

STATE OF COLORADO

COUNTY OF JEFFERSON

The foregoing instrument was acknowledged before me this 11th day of July, 2008, by TROY LOWRIE, as Chief Executive Officer of VCG HOLDING CORP., a Colorado corporation, on behalf of the corporation.

/s/ Lois Jean Holmes
Signature of Notary Public
AFFIX NOTARY STAMP	Lois Jean Holmes
(NOTARY STAMP: LOIS JEAN HOLMES, NOTARY PUBLIC, STATE OF COLORADO, MY COMMISSION EXPIRES APRIL 15, 2011)	(Print Notary Name)
My Commission Expires: 04/15/2011
Commission No.:19994009135
☒ Personally known, or
☐ Produced Identification
Type of Identification Produced
_______________________________________

Promissory Note	5	Initials /s/ TL _____